Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                                  EXHIBIT 10.10

                                                          CONFIDENTIAL TREATMENT

                                                    Proprietary and Confidential


                            MASTER ALLIANCE AGREEMENT

                                     BETWEEN

                             SBC COMMUNICATIONS INC.

                                       AND

                          WILLIAMS COMMUNICATIONS, INC.



THIS MASTER ALLIANCE AGREEMENT (this "Agreement") between Williams Communications, Inc. ("Williams"), a Delaware corporation, and SBC Communications Inc., a Delaware corporation, ("SBC"), is effective February 8, 1999 ("Effective Date"). Williams and SBC are individually referred to, together with their respective Affiliates, as a "Party" and collectively referred to as the "Parties." Persons or entities that SBC or Williams Controls are referred to as "Affiliates" of such Controlling Party. Unless the context specifically requires otherwise, the use of "SBC" or "Williams" shall be deemed to include the respective Affiliates of such Party.


                                    RECITALS


WHEREAS, SBC directly or through its Affiliates provides intraLATA telecommunications, exchange access, information access, network management, networking services and network analysis in certain regions of the United States;

WHEREAS, SBC directly or through its Affiliates is a regional provider of business communications equipment and integration services for data, voice, video and advanced applications;

WHEREAS, SBC has entered into an Agreement and Plan of Merger (the "Ameritech Merger") with Ameritech Corporation ("Ameritech") under which SBC will, subject to regulatory approvals, merge with Ameritech;

WHEREAS, SBC directly or through its Affiliates desires to offer its customers global solutions for their voice, data, video and advanced application communications needs, and, following the close of the Ameritech Merger, to implement a plan to compete in the 50 top markets in the U.S. and in various key markets outside the U.S.;

WHEREAS, Williams directly or through its Affiliates is a nationwide, single source provider of business communications equipment and integration services for data,

                                                    Proprietary and Confidential


voice, video and advanced applications on a retail basis and a provider of network services for delivery of voice and data on a wholesale basis;

WHEREAS, Williams wishes to achieve additional geographic reach and economies of scale that will enable Williams to lower its costs, increase its ability to compete with established networks, and accelerate its construction program in the wholesale market for voice and data network services;

WHEREAS, the capabilities of each Party are complementary, and the relationship contemplated by this Agreement (the "Alliance") will serve to broaden the base of potential competitive opportunities for network services and other applications for all market segments;

WHEREAS, SBC directly or through its Affiliates intends to become a leading global retail provider of differentiated data, voice, video, Internet, local access and long distance products and services to national and multinational business customers and to residential customers by means of the Ameritech merger and by cooperatively building with Williams a world class supporting network architecture and developing products and services which make use of this network's infrastructure;

WHEREAS, through this joint Alliance undertaking, the Parties intend to collaborate regarding their deployment of modern, high-speed, sophisticated telecommunications capabilities through the cooperative deployment of facilities as graphically described in Exhibit A hereto that will be designed to carry voice and data on a nationwide and global basis and to facilitate SBC's ability to implement its national/local strategy and assist Williams in deploying its wholesale network;

WHEREAS, the Parties or their Affiliates are entering into a series of additional agreements to implement the Alliance;

WHEREAS, the Parties are entering into this Master Alliance Agreement to set forth general provisions concerning the Alliance; and

WHEREAS, the Parties intend that the activities of the Alliance shall be conducted to ensure that the Parties comply in all respects with the Telecommunications Act of 1996 (the "Act") and that SBC and its Affiliates engage only in activities permitted by the Act.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and subject to SBC's and Williams' respective Affiliates' contractual obligations with third parties and to any applicable federal or state laws or regulations, SBC and Williams agree as follows:



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                                                    Proprietary and Confidential


                                TABLE OF CONTENTS



1.    TABLE OF DEFINED TERMS......................................................................................8


2.    REGULATORY COMPLIANCE.......................................................................................9


3.    RELATIONSHIP OF THE PARTIES.................................................................................9

3.1.     ALLOCATION OF RESPONSIBILITIES...........................................................................9

3.2.     OPERATIONS SUPPORT SYSTEMS..............................................................................10

3.3.     PREFERRED PROVIDER......................................................................................11

3.4.     PRICING OF PRODUCTS AND SERVICES........................................................................11

3.5.     FUTURE SERVICES.........................................................................................12

3.6.     INVESTMENT OBLIGATION...................................................................................13

3.7.     USE OF FACILITIES.......................................................................................13

3.8.     LOCAL ACCESS............................................................................................13

3.9.     OWNERSHIP AND CONTROL...................................................................................13


4.    GOVERNANCE.................................................................................................14

4.1.     ALLIANCE MANAGEMENT.....................................................................................14

4.2.     OFFICER REVIEW BOARD....................................................................................14

4.3.     ALLIANCE COUNCIL........................................................................................15

4.4.     COMMITTEES..............................................................................................15

4.5.     REGULATORY REQUIREMENTS.................................................................................18

4.6.     MEETINGS................................................................................................18

4.7.     TIMING AND NOTICE.......................................................................................18

4.8.     QUORUM..................................................................................................18

4.9.     PARTICIPATION...........................................................................................18

4.10.    UNANIMOUS VOTE..........................................................................................19


5.    PROJECTS...................................................................................................19


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                                                    Proprietary and Confidential


5.1.     CLASSIFICATION AND SCOPE OF WORK........................................................................19

5.2.     NO ARBITRATION..........................................................................................19

5.3.     FURTHER COOPERATION.....................................................................................20


6.    MANDATORY PROJECTS.........................................................................................20

6.1.     DESIGNATION BY PROJECT SPONSOR..........................................................................20

6.2.     COMPENSATION OF PROJECT EXECUTOR........................................................................20

6.3.     EXCEPTIONS..............................................................................................21

6.4.     INTELLECTUAL PROPERTY...................................................................................21

6.5.     ACCOUNTING..............................................................................................21


7.    ALLIANCE MANAGERS AND DEDICATED EMPLOYEES..................................................................21

7.1.     ALLIANCE MANAGERS.......................................................................................21

7.2.     DEDICATED EMPLOYEES.....................................................................................22


8.    AUDIT RIGHTS...............................................................................................23

8.1.     AUDIT...................................................................................................23

8.2.     INITIATION..............................................................................................23

8.3.     ENGAGEMENT OF AUDITOR...................................................................................23

8.4.     COOPERATION.............................................................................................24

8.5.     REPORT..................................................................................................24

8.6.     COST....................................................................................................24


9.    DISPUTE RESOLUTION.........................................................................................24

9.1.     DISPUTES................................................................................................24

9.2.     REFERRAL TO CEO.........................................................................................25

9.3.     CONFIDENTIALITY OF NEGOTIATIONS.........................................................................25

9.4.     ARBITRATION.............................................................................................25

9.5.     ARBITRATORS.............................................................................................25

9.6.     COSTS AND FEES..........................................................................................26



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                                                    Proprietary and Confidential



9.7.     BURDEN OF PROOF.........................................................................................26

9.8.     AWARD...................................................................................................26

9.9.     AGREEMENT CONTROLS......................................................................................26


10.   CONFIDENTIAL INFORMATION...................................................................................26

10.1.    GENERAL.................................................................................................26

10.2.    OBLIGATION TO PROTECT PROPRIETARY INFORMATION...........................................................27

10.3.    JUDICIAL OR ADMINISTRATIVE PROCEEDINGS..................................................................27

10.4.    LOSS OR UNAUTHORIZED USE................................................................................27

10.5.    PROPRIETARY INFORMATION EXCHANGE AGREEMENTS.............................................................27

10.6.    NONDISCLOSURE AGREEMENTS................................................................................28

10.7.    TERMINATION.............................................................................................28

10.8.    IRREPARABLE INJURY BY DISCLOSURE TO COMPETITORS.........................................................28

10.9.    SURVIVAL OF NONDISCLOSURE OBLIGATIONS...................................................................28


11.   ADDITIONAL COVENANTS.......................................................................................28

11.1.    INSURANCE...............................................................................................28

11.2.    NO SOLICITATION.........................................................................................29


12.   TERMINATION AND TRANSITION.................................................................................29

12.1.    GENERAL.................................................................................................29

12.2.    NEGOTIATIONS............................................................................................30

12.3.    COMPENSATION............................................................................................31

12.4.    USAGE RELATED TRANSITION COSTS..........................................................................32

12.5.    APPLICATION TO ALL AGREEMENTS...........................................................................32

12.6.    SECTION 271 AUTHORIZATION...............................................................................32

12.7.    LONG DISTANCE TRANSPORT ASSETS..........................................................................33

12.8.    REGULATORY FRUSTRATION..................................................................................33


13.   REPRESENTATIONS AND WARRANTIES OF SBC......................................................................33



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                                                    Proprietary and Confidential


13.1.    ORGANIZATION, STANDING AND AUTHORITY....................................................................33

13.2.    NO VIOLATION............................................................................................34

13.3.    CONSENTS AND APPROVALS..................................................................................34


14.   REPRESENTATIONS AND WARRANTIES OF WILLIAMS.................................................................34

14.1.    ORGANIZATION, STANDING AND AUTHORITY....................................................................34

14.2.    NO VIOLATION............................................................................................35

14.3.    CONSENTS AND APPROVALS..................................................................................35


15.   GENERAL PROVISIONS.........................................................................................35

15.1.    FURTHER AGREEMENTS......................................................................................35

15.2.    ASSIGNMENT..............................................................................................35

15.3.    TERMINATION OF MOU......................................................................................36

15.4.    FORCE MAJEURE...........................................................................................36

15.5.    THIRD PARTY WARRANTIES..................................................................................36

15.6.    COSTS AND EXPENSES......................................................................................36

15.7.    AMENDMENT...............................................................................................37

15.8.    HEADINGS................................................................................................37

15.9.    PUBLICITY...............................................................................................37

15.10.   EXECUTION...............................................................................................37

15.11.   TERM....................................................................................................37

15.12.   LIMITATION OF LIABILITY.................................................................................37

15.13.   RELATIONSHIP OF PARTIES.................................................................................38

15.14.   NOTICES.................................................................................................38

15.15.   SEVERABILITY............................................................................................39

15.16.   GOVERNING LAW...........................................................................................39

15.17.   RULES OF CONSTRUCTION...................................................................................39

15.18.   PROVISIONS APPLICABLE TO OTHER ALLIANCE AGREEMENTS......................................................39



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                                                    Proprietary and Confidential


EXHIBIT A:     NETWORK DIAGRAM

EXHIBIT B:     EXISTING AGREEMENTS

EXHIBIT C:     NETWORK DEVELOPMENT AND OPERATIONS AGREEMENT

EXHIBIT D:     PLATFORM SERVICES AGREEMENT

EXHIBIT E:     TRANSPORT SERVICES AGREEMENT

EXHIBIT F:     SALES AND MARKETING AGREEMENT

EXHIBIT G:     INTERNATIONAL SERVICES AGREEMENT

EXHIBIT H:     CONSULTING SERVICES AGREEMENT

EXHIBIT I:     CPE INSTALLATION AND MAINTENANCE AGREEMENT



                                      -7-
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                                                    Proprietary and Confidential


1.   TABLE OF DEFINED TERMS


Term                                                                                                           Page
----                                                                                                           ----

AAA..............................................................................................................25
Accepted Project.................................................................................................19
Act...............................................................................................................2
Affected Party...................................................................................................36
Affiliates........................................................................................................1
Agreement.........................................................................................................1
Alliance..........................................................................................................2
Alliance Agreements...............................................................................................9
Alliance Council.................................................................................................15
Alliance Manager.................................................................................................21
Alliance Pricing.................................................................................................11
Ameritech.........................................................................................................1
Ameritech Merger..................................................................................................1
Audit............................................................................................................23
Audited Party....................................................................................................23
Auditor..........................................................................................................23
Base Load........................................................................................................32
CEO..............................................................................................................25
Committees.......................................................................................................15
Control..........................................................................................................30
Cost Plus Model..................................................................................................11
Dedicated Employees..............................................................................................22
Dispute..........................................................................................................24
Dispute Notice...................................................................................................25
Effective Date....................................................................................................1
FCC...............................................................................................................9
Governmental Entity..............................................................................................34
Initiating Party.................................................................................................23
In-region States.................................................................................................10
ISA...............................................................................................................9
Mandatory Project................................................................................................19
Meetings.........................................................................................................18
MFN Pricing......................................................................................................12
NDOA..............................................................................................................9
Officer Review Board.............................................................................................14
OSS..............................................................................................................10
Party.............................................................................................................1
Project..........................................................................................................19
Project Executor.................................................................................................20
Project Sponsor..................................................................................................19
PSA...............................................................................................................9



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                                                    Proprietary and Confidential



SBC...............................................................................................................1
SBC ILEC.........................................................................................................13
SBC Transition Costs.............................................................................................31
Supplied Party...................................................................................................11
Supplying Party..................................................................................................10
TSA...............................................................................................................9
TSA Capacity.....................................................................................................12
Williams..........................................................................................................1
Williams Transition Costs........................................................................................32



2.   REGULATORY COMPLIANCE

The Parties acknowledge that the activities and relationships addressed by the Alliance are subject to federal and state statutes and regulations, including without limitation the Act and the regulations promulgated by the Federal Communications Commission ("FCC"). Notwithstanding anything to the contrary contained in any Alliance Agreement, the Parties will not take any action in connection with the Alliance which would constitute a violation of applicable law or take an action which requires FCC or other approval without first obtaining such approval.

3.   RELATIONSHIP OF THE PARTIES

3.1. Allocation of Responsibilities

     3.1.1.   Agreements

              The Parties or their Affiliates are entering into the following agreements to implement the Alliance, in addition to this
              Agreement: (1) a Network Development and Operations Agreement ("NDOA"), (2) a Platform Services Agreement ("PSA"), (3) a Transport Services Agreement ("TSA"), (4) a Sales and Marketing Agreement, (5) an International Services Agreement ("ISA"), (6) Consulting Services Agreements, and (7) a CPE Installation and Maintenance Agreement. Collectively, those Agreements, together with this Agreement, are referred to as the "Alliance Agreements." Copies of the other Alliance Agreements are attached to this Agreement as Exhibits C through I.

     3.1.2.   Primary Responsibilities

              Pursuant to the Alliance Agreements, in general (a) Williams will provide transport and switching services in accordance with the TSA, (b) SBC will provide platforms and related services in accordance with the PSA and international wholesale services in accordance with the ISA, (c) Williams and SBC will cross-market each others' services and (d) SBC and Williams will mutually develop new features and functions and



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                                                    Proprietary and Confidential


              geographical expansions of their telecommunications facilities and associated services contemplated by this Alliance as follows: (i) SBC will be primarily responsible for designing and building platforms as set forth in the PSA; (ii) SBC and Williams will jointly design and plan switch capabilities, depending upon the nature of the switches and the time that the switches need to be deployed in accordance with the NDOA; (iii) Williams shall be primarily responsible for building and installing the switches and developing domestic interLATA transport capabilities in accordance with the TSA; (iv) SBC will be primarily responsible for developing international transport capabilities in accordance with the ISA; (v) Williams will be primarily responsible for ordering, provisioning, engineering, capacity management and operations management in accordance with the TSA; and (vi) SBC will be primarily responsible for providing local access services in all portions of the United States other than In-region States to the extent SBC offers such services in the future. The term "Supplying Party" means (a) Williams as to the products and services described in clauses (a), (d)(iii) and (d)(v) of the preceding sentence, (b) SBC as to the products and services described in clauses (b), (d)(i), (d)(iv), and d(vi) of the preceding sentence, and (c) Williams or SBC as appropriate as to their respective products and services described in clause (d)(ii) of the preceding sentence.

     3.1.3.   InterLATA Services

              Until SBC or its Bell operating company Affiliates (including in the future Ameritech and other prospective Affiliates) have authority to offer interLATA service in SBC's in-region states ("In-region States" as defined in Section 271(i)(l) of the Act), and for so long as the Parties shall agree thereafter, only Williams will be able to serve as a provider of originating interLATA services in SBC's In-region States and no such services shall be provided by SBC.

     3.1.4.   IntraLATA Services - In-region States

              SBC or its Bell operating company Affiliates own and manage intraLATA voice and data networks in SBC's In-region States. While SBC will work with Williams to utilize SBC's intraLATA assets to achieve network efficiencies, SBC will maintain absolute discretion vis-a-vis Williams with regard to all aspects of the current and future transport networks that SBC or its Affiliates own in SBC's In-region States for such intraLATA networks; and

3.2. Operations Support Systems

     SBC and Williams will jointly develop Operations Support Systems ("OSS") to manage, operate, and maintain the telecommunications facilities and associated



                                      -10-
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                                                    Proprietary and Confidential


     services contemplated by this Alliance and provide world class billing and customer network management tools.

3.3.     Preferred Provider

         The Parties will endeavor to ensure that the telecommunications facilities and associated services contemplated by this Alliance are constructed and operated in the most cost efficient manner possible. If either SBC or Williams has been designated the Supplying Party for a product or service, then whenever the other Party needs such product or service (the "Supplied Party"), such Supplied Party will seek to obtain the needed product or service from the Supplying Party. In such case, the Supplying Party shall, except as set forth in Section 3.7 hereof and subject to existing contracts and arrangements with third parties in existence as of the date hereof and as set forth on Exhibit B, in all cases be the provider to the Supplied Party of the products or services so long as the Supplying Party is offering Alliance Pricing, quality comparable to competitive products and services, and commercially reasonable terms and conditions to the Supplied Party.

3.4.     Pricing of Products and Services

         3.4.1.   Alliance Pricing

                  Unless otherwise provided in other Alliance Agreements, the Supplying Party will make its products and services available to the Supplied Party at its direct cost plus a reasonable rate of return as described in this Section 3.4.1 and as may be further specified in particular Alliance Agreements (the "Cost Plus Model"), and subject to MFN Pricing as described in
                  Section 3.4.3 (collectively, "Alliance Pricing"). In this context, "Cost" is intended to represent the ****. Direct costs may either be costs that are directly attributable to the provision of the product or service or, in the case of costs that may reasonably apply across multiple products, an allocation of those common costs. Only the direct costs attributable to the sale of products and service to the Supplied Party shall be included in the Cost Plus Model. As set forth in Section 4.4.8, the Finance Committee shall oversee and approve the methods for determining the Parties' cost, including approving the chart of accounts and cost centers for tracking costs and all changes thereto. The Finance Committee shall also approve the allocation methodology for assigning common costs to individual products and services. Allocations of **** shall not be included as direct product costs. Each Supplying Party shall offer Alliance Pricing to designated Affiliates of the Supplied Party. In addition, as to the local access services described in clause 3.1.2(d)(vi), the Parties will negotiate a "cap" on the prices in the applicable Cost Plus Model.



------
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Securities and Exchange Commission.




                                      -11-
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                                                    Proprietary and Confidential


         3.4.2.   Competitor's Pricing

                  The Supplied Party shall not be obligated to purchase a product or service from the Supplying Party unless the offered price is as low as the lowest price for which the Supplied Party can acquire the product or service from third parties with similar terms and conditions. In addition, the Supplying Party will discuss with the Supplied Party any issues pertaining to the pricing of products and services to be provided to the Supplied Party compared to the market price for comparable products and services otherwise available to the Supplied Party to ensure that competitive pricing is maintained.

         3.4.3.   MFN Pricing


                  In no case shall Alliance Prices offered by the Supplying Party be higher than the lowest rates the Supplying Party **** a third party. Each quarter (or more frequently if the Parties agree) the Supplying Party will review its pricing to the Supplied Party hereunder and will certify to the Supplied Party that it is in compliance with its obligation to offer MFN Pricing to the Supplied Party, and will to the maximum extent permitted by law and contractual agreements describe to the Supplied Party the pricing under its contracts with third parties.


         3.4.4.   SBC Domestic Wholesale Entry

                  If SBC resells the transport capacity acquired from Williams pursuant to the TSA ("TSA Capacity") by means of a wholesale distribution channel or similar business structure that is principally established or maintained for the purpose of offering the TSA Capacity to customers located in the United States that are primarily engaged in the business of distributing transport capacity to other third parties (e.g., carriers), then Williams shall no longer be bound to offer Alliance Pricing to SBC with respect to such resold TSA Capacity.

3.5.     Future Services

         The Parties recognize that the telecommunications industry is undergoing dramatic transformation due to radical technological improvements and regulatory developments. Thus, notwithstanding the Alliance Pricing system set forth in this Section, subject to regulatory restraints, the Parties will develop a mechanism to pass through to each other the benefits of increased efficiencies (e.g., due to technology development or regulatory evolution) and of reduced unit



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                                      -12-
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                                                    Proprietary and Confidential


         costs created by the volume of traffic each places on the other's network or other agreed upon factors in accordance with the Alliance Agreements.

3.6.     Investment Obligation

         Except for those Projects which the Supplied Party will build or pay for as a Mandatory Project, the Supplied Party will not be required to make any initial capital or ongoing investment beyond the commitment of business pursuant to the Alliance Pricing system and the Alliance Agreements.

3.7.     Use of Facilities

         Nothing in any Alliance Agreement shall be construed to prohibit (i) either Party from using its own facilities or services owned as of the Effective Date or (ii) SBC from using its switching facilities or its owned transport facilities in any In-region State, regardless of whether such facilities are acquired now or in the future, for any purpose in lieu of using Williams' facilities.

3.8.     Local Access

         Subject to any existing contractual obligations of Williams or its Affiliates' with third parties, if an SBC Affiliate providing local exchange services (an "SBC ILEC") is available to provide local access (including switching and local transport), then in such SBC ILEC's territory:

         3.8.1. SBC may designate its local access provider of choice for (i) any local access service used exclusively for traffic originated by SBC or its customers; or (ii) any trunk group carrying switched voice traffic where SBC (including its customers) provides 75% or more of the minutes of use carried by such trunk group. It is anticipated, but not required, that in the ordinary course SBC will designate the SBC ILEC for use by Williams so long as such SBC ILEC has network capacity available. However, nothing herein shall in any way prevent SBC from designating another local access provider.

         3.8.2. In all other circumstances Williams shall use local access services provided by an SBC ILEC unless either (i) that ILEC's tariffed rate or other legally permissible price for such access product is greater than the Alliance Price for such access services; or (ii) the access service is used exclusively for traffic originated by a party other than SBC or its customers and that party specifically requests the use of another access provider.

         3.8.3. Williams will enter into separately negotiated agreements with each SBC ILEC that, subject to all applicable regulatory requirements, will permit Williams to meet its commitments hereunder.



                                      -13-
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                                                    Proprietary and Confidential


         3.8.4. In the event of any dispute regarding compliance by Williams with its obligations pursuant to Section 3.8, the burden of proof shall be on SBC to demonstrate that its tariffed rate or other legally permissible price for local transport is equal to or less than the Alliance Price for such service.

         3.8.5. Nothing in any Alliance Agreement shall be construed to require that any SBC ILEC is obligated to offer any particular pricing to Williams, to deviate from its published tariffs in any manner, or to act contrary to any duty of nondiscrimination or other regulatory requirement. Any agreement separately entered into between Williams and any SBC ILEC to acquire local access shall not be deemed an Alliance Agreement for any purpose.

3.9.     Ownership and Control

         The Supplying Party will retain ownership and control of the assets used to provide services or products to the Supplied Party and the Supplying Party can use these assets to provide services or products to third parties, except as prohibited in any Alliance Agreement. Williams shall have principal responsibility for obtaining local access services. Notwithstanding the foregoing, SBC shall have final decision making authority regarding architectural and design decisions for local access facilities to the extent that the access costs which Williams will charge to SBC pursuant to the TSA will be materially adversely affected by Williams' decisions, provided that SBC's decision does not have a material adverse affect on Williams. Any disagreement between the Parties regarding architectural and design decisions for local access facilities that have, or are alleged to have, a material adverse effect on a Party shall be a Dispute subject to the procedures of
         Section 9. SBC shall designate personnel and otherwise participate in such architectural and design decisions in a manner that ensures SBC's compliance with all structural separation or other regulatory requirements.

4.       GOVERNANCE

4.1.     Alliance Management

         The Alliance shall be managed by an Officer Review Board, an Alliance Council, Committees and Alliance Managers.

4.2.     Officer Review Board

         The "Officer Review Board" shall consist of 3 members appointed by SBC and 3 members appointed by Williams and shall meet at least annually. The Officer Review Board will monitor, adjust and set the overall goals and objectives of the Alliance. The initial chair of the Officer Review Board shall be appointed by SBC for a one year term, and thereafter the Party selecting the chair shall alternate between the Parties each year.



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                                                    Proprietary and Confidential


4.3.     Alliance Council

         The "Alliance Council" shall consist of 3 members appointed by SBC and 3 members appointed by Williams. The Alliance shall be managed under the direction of the Alliance Council, and the Alliance Council shall have the authority to oversee, reorganize and direct the activities of Committees (as defined below). The Alliance Council shall meet every other month for the first twelve months, and quarterly thereafter unless otherwise agreed by the Parties. The initial chair of the Alliance Council shall be appointed by Williams for a one year term, and thereafter the Party selecting the chair shall alternate between the Parties each year.

4.4.     Committees

         To the extent permitted by the Act, SBC and Williams will form the following Alliance committees and such other Alliance committees as to which they may agree from time to time (the "Committees"): the Network Transport and Technology Committee, the Service Delivery Committee, the Product Development Committee, the Marketing and Sales Committee, the Platform/Wholesale Committee, the National/Local Operations Committee, the International Committee and the Finance Committee. New Committees may be established and existing Committees may be disbanded by action of the Alliance Council. Unless otherwise determined by the Alliance Council, each Committee shall be composed of 3 representatives from each Party. The initial chair for each Committee will serve for one year and will be appointed by SBC except for the Network Transport and Technology Committee, whose chair will be appointed by Williams for the first year. After each year, the Party selecting the chair of a Committee will alternate to the other Party.

         The designated disciplines and duties of Committee's shall be as follows:

         4.4.1.   Network Transport and Technology Committee

                  The Network Transport and Technology Committee will be responsible for the design, planning and implementation of global network and local access architectures and infrastructure associated with the telecommunications facilities and associated services contemplated by this Alliance that are expected to be beneficial to both Parties. The Network Transport and Technology Committee, along with the Service Delivery Committee, is also responsible for monitoring the status of the facilities deployed by the Parties in furtherance of the goals of the Alliance, including data concerning network utilization, capacity, performance, service delivery parameters, and the status of network development on an ongoing basis.



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          4.4.2.  Service Delivery Committee

                  The Service Delivery Committee will be responsible for cooperatively developing common interfaces, methods and procedures, design, planning and implementation of processes for service activation, service assurance, capacity planning, billing and other operational functions expected to be beneficial to both Parties in the implementation of the telecommunications facilities and associated services contemplated by this Alliance. Further, the Committee will serve as the primary vehicle for identifying and resolving performance issues between the two entities, prioritizing joint development, and formulating and implementing operations strategy.

         4.4.3.   Product Development Committee

                  The Product Development Committee will be responsible to ensure the integration of the product development processes of each Party, and that both Parties follow a clearly defined product development process to address new products and services, and time to market requirements. This Committee is committed to continued process improvement and is responsible for business case development of new products and service. SBC will be the party responsible for delivering the products and services requested by both Parties with joint development of the core infrastructure by Williams. Key components of this agreed upon process are: marketing service descriptions, technical service description and intercompany teams. This Committee will agree upon required resources and timelines around each stage of the development process. This Committee will ensure that SBC receives Alliance Pricing on all products and services from Williams where Williams is the Supplying Party, and that Williams receives Alliance Pricing on products and services from SBC where SBC is the Supplying Party.

         4.4.4.   Marketing and Sales Committee

                  The Marketing and Sales Committee will be responsible for establishing the goals and managing the marketing and sales process in support of these goals. In addition, this Committee will be responsible for the evaluation, description, and prioritization of customer service requirements. This Committee will ensure that each Party will share what products are available where and will ensure that these products are competitive. This Committee will ensure that these products are offered to potential customers. This Committee will make recommendations as to the marketing and sales efforts in the markets where products or services will be sold exclusively and the markets where products or services will be the lead products. This Committee will be the means through which SBC has the opportunity to jointly develop and participate in the establishment



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                  of commission plans. This Committee will have the
                  responsibility of sharing and responding to sales experience data, including monitoring sales levels of SBC products. If necessary, this Committee will make recommendations in order to improve these sales results through traditional marketing means (e.g. increasing sales incentives, decreasing price, etc.)

         4.4.5.   Platform/Wholesale Committee

                  The Platform/Wholesale Committee will be responsible for developing service criteria, timelines, cost issues, architecture if switch dependent, service metrics, price points, and procedure for deployment with the intent to ensure that the set of services requested by Williams are clearly defined with consistent expectations of both Parties. This Committee will seek to optimize performance and track actual results against expected results.

         4.4.6.   National/Local Operations Committee

                  The National/Local Operations Committee will focus on the future deployment for SBC out of region requirements. This will include specifying geographic and real estate requirements for the network, and required services. These specifications will be considered in the Platform, Network Transport and Technology, Service Delivery, and Product Development Committee processes. Additionally, this Committee will determine the processes to evaluate the use of Williams resources and time, as well as the cost, capability, and central office based support of Williams. This Committee will also review the performance of the National/Local Operations against expected results and seek to optimize performance.

         4.4.7.   International Committee

                  The International Committee will focus on the future deployment and tracking of actual performance for the Parties' international requirements. This will include defining service criteria, timelines, and expected results. This Committee will also review the performance of the international operations against expected results and seek to optimize performance.

         4.4.8.   Finance Committee

                  The Finance Committee will be responsible for: (i) approving changes to the chart of accounts and cost centers to be included in the Cost Plus Model as described in Section 3.4.1,
                  (ii) approving the method for allocating common transport or other common costs to individual products or services, (iii) approving cost accounting procedures for Mandatory Projects, and (iv) coordinating any matters involving the audit procedures set forth in Section 8. If the Finance Committee can not agree on whether



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                  to include or exclude an account, cost center or other area within the Cost Plus Model, the issue shall be resolved in accordance with Section 9. The Finance Committee will review the implementation of the Williams/SBC margin analysis methodology as it develops.

4.5.     Regulatory Requirements

         All activities of the Officer Review Board, Alliance Council and Committees shall be conducted, and the SBC representatives shall be selected, to ensure that SBC and its Affiliates are in full compliance with all regulatory requirements imposed upon SBC or its Affiliates regarding nondiscrimination, network disclosure, structural separation, or other matters insofar as they relate to the activities of the Alliance.

4.6.     Meetings

         The Committees will meet quarterly (or as otherwise agreed by the Parties) to discuss issues, review performance, develop scope of work documents for proposed Projects (as hereinafter defined) and make Project decisions within their designated disciplines. A process will be determined to resolve any issues that may arise if one Party requests services that are inconsistent with the other Party's ability to deliver such services.

4.7.     Timing and Notice

         The Chairman of the Officer Review Board, of the Alliance Council and of each Committee shall determine the time and place for meetings between the appointed representatives from each Party ("Meetings"). Meetings may also be called upon the agreement of any two members provided that such two members were not appointed by the same Party. Except in the event of an emergency, the Chairman or members calling a Meeting shall provide each Committee member with at least 14 days advance written notice of the time, place and agenda for such Meeting. No matter shall be finally determined at any Meeting unless the matter was included in the agenda distributed with the notice for that Meeting and described with sufficient particularity to reasonably disclose the nature and importance of the matter.

4.8.     Quorum

         Two members not appointed by the same Party shall constitute a quorum for any Meeting.

4.9.     Participation

         Members may participate in a Meeting by teleconference or designate an alternate member to participate in a Meeting on their behalf upon prior written notice to the Chairman or members who called the Meeting.



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4.10.    Unanimous Vote

         The Officer Review Board, Alliance Council and Committees shall act only by the unanimous vote of all members participating in a Meeting upon a resolution submitted in writing, following those members' consultation with the Alliance Manager appointed by the same Party, except that a Mandatory Project may be undertaken at the initiative of one Party as described below.

5.       PROJECTS

5.1.     Classification and Scope of Work

         A "Project" is a task pertaining to the telecommunications facilities and services contemplated by the Alliance that is identified by a Committee and defined and described in individual scope of work documents which shall be developed by the Committee. As further specified in the Network Development and Operations Agreement, each scope of work document shall specify the rights, responsibilities and obligations of each Party relative to the Project and include at least a detailed description of the Project concept and design, a proposed development process, an implementation plan, financial terms, ownership of assets, intellectual property rights, performance measurement criteria and a plan for life cycle monitoring of performance. The Parties will establish a commercially reasonable schedule for completion of each of the Projects as well as the necessary performance measurement tools. A decision of a Committee (signed by all members) to accept a Project including its financial terms ("Accepted Project") will bind the Parties unless the Project requires board of directors' approval of either of the Parties, in which case the Committee will recommend approval to the board of the Party or Parties involved. A "Mandatory Project" is any Project other than an Accepted Project if the Party that voted in favor of the Project (the "Project Sponsor"), whether SBC or Williams, elects pursuant to Section 6 to require that the Project be undertaken. The Parties shall each dedicate resources sufficient to complete an Accepted or Mandatory Project. Any employees who work on a Project shall remain the employees of the Party who designated them to work on the Project and shall not be considered employees of the other Party or the Alliance.

5.2.     No Arbitration

         Except as otherwise provided in Section 4.4.8, the failure of a Committee, the Alliance Council or the Officer Review Board to achieve an unanimous vote with respect to a Project shall not be classified as a Dispute subject to the procedures set forth in Section 9 and, if an unanimous vote cannot be attained, a Party's exclusive alternatives will be the creation of a Mandatory Project or the ability to pursue the Project outside of the Alliance pursuant to Section 5.3, subject only to any applicable terms and conditions restricting such Parties' activities with third parties.



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5.3.     Further Cooperation

         If a proposed Project does not become an Accepted Project or a Mandatory Project, each Party will be free to pursue such Project on its own or with third parties, subject only to applicable restrictions on Confidential Information and Intellectual Property. However, to the extent that the implementation of the Project requires the cooperation of the other Party, each Party will provide such cooperation and use its best reasonable efforts to integrate the Project into the Parties' networks.

6.       MANDATORY PROJECTS

6.1.     Designation by Project Sponsor

         The Project Sponsor can elect to designate a Project as a Mandatory Project if the Committee to which the Project is proposed does not approve the Project, provided that not more than twelve months have elapsed since the Meeting at which the proposed Project failed to receive approval as an Accepted Project. If the Project Sponsor designates a Project as a Mandatory Project, the Project Sponsor, at its option, may require the other Party (the "Project Executor") to complete the Mandatory Project or the Project Sponsor may engage a third party to complete the Mandatory Project. If more than twelve months have elapsed since the Meeting at which a proposed Project failed to receive approval as an Accepted Project, the Project Sponsor may not then designate a Project as a Mandatory Project or engage a third party to complete the Project unless the Project is first resubmitted to the applicable Committee for consideration as an Accepted Project. Each Party will cooperate with the other and use its best reasonable efforts to integrate a Mandatory Project into the existing infrastructure of the Parties' networks.

6.2.     Compensation of Project Executor

         If the Project Sponsor requires the Project Executor to complete a Mandatory Project, the Project Sponsor shall pay the Project Executor
         (i) all identifiable fully-loaded direct expenses associated with the Mandatory Project, plus (ii) the cost of capital for any capital investments required by the Mandatory Project, less (iii) any cost savings, tax benefits or other benefits attributable to the Mandatory Project and realized by the Project Executor, it being the intention of the Parties that the Project Executor shall be financially held harmless as a result of undertaking the Mandatory Project. Any payment required by this Section 6.2 shall be made promptly pursuant to invoices rendered by the Project Executor and on the basis of good faith estimates regarding any cost savings, tax effects or other benefits attributable to the Mandatory Project, provided that any such estimated amounts shall be adjusted on the basis of actual data when it becomes available and the Parties shall promptly make additional payments or refunds as applicable.



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                                                    Proprietary and Confidential

6.3.     Exceptions


         Notwithstanding the foregoing, the Project Executor shall not be required to accept a Mandatory Project where such acceptance would (1) in the reasonable opinion of the Project Executor, constitute a potential violation of the Act, or (2) in the event that (i) the Mandatory Project requires **** (ii) the Mandatory Project has been promptly and reasonably submitted for approval to the Project Executor's Board of Directors, and (iii) the Project Executor's Board of Directors has failed to approve the Mandatory Project.


6.4.     Intellectual Property

         Whether the Project Sponsor completes the Mandatory Project through the Project Executor or a third party, the Project Sponsor will own all aspects of the Mandatory Project, including but not limited to, all intellectual property rights developed as part of the Mandatory Project and all rights to use the Mandatory Project and all rights to revenue derived from the use of the Mandatory Project (subject to the Project Executor's right to receive a royalty free license of any intellectual property rights necessary for so long as such rights are necessary for the performance of any continuing services required from the Project Executor).

6.5.     Accounting

         Mandatory Projects as described in this Section 6 shall be subject to the approval of accounting procedures for tracking product costs and revenues by the Project Sponsor prior to undertaking the Project. Ongoing accounting issues, including without limitation the method for determining Project costs, shall be referred to the Finance Committee and considered pursuant to Section 4.4.8.

7.       ALLIANCE MANAGERS AND DEDICATED EMPLOYEES

7.1.     Alliance Managers

         The "Alliance Manager" is an individual appointed by each Party and dedicated to managing the Alliance relationship. SBC and Williams will each designate one full-time Alliance Manager from within their respective organizations. It shall be the responsibility of the Alliance Manager to:

         7.1.1. Serve as the principal contact person for each Party to the other concerning Alliance matters;

         7.1.2.   Expedite the accomplishment of Accepted or Mandatory Projects;

         7.1.3. Coordinate the activities of the Parties in furtherance of the goals of the Alliance;



------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.



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                                                    Proprietary and Confidential


         7.1.4. Supervise Dedicated Employees that are employed by the Alliance Manager's employer;

         7.1.5. Consult with the members of the Officer Review Board and Alliance Council and keep them informed of matters affecting the Alliance;

         7.1.6. As agreed by the Parties, serve as spokespersons for the Alliance in dealings with external constituencies; and

         7.1.7. Seek any necessary internal approvals that may be necessary and desirable to conduct the business of the Alliance.


7.2.     Dedicated Employees

         Each of the Parties will designate additional managers and technical personnel as are reasonably necessary to coordinate the activities of the Parties and accomplish the objectives of the Alliance ("Dedicated Employees"). The Alliance Manager of each Party will have overall responsibility for supervising that Party's Dedicated Employees.

         7.2.1. Support Dedicated Employees appointed by one Party may be located at the premises of the other Party as the Parties may reasonably agree, and in such case the other Party will provide to the Dedicated Employee, at such other Party's expense, with reasonable office space, office furniture, power and telecommunications access facilities. Each Party will provide any necessary computers to be used by its Dedicated Employees and will be solely responsible for the compensation and benefits of its Dedicated Employees.

         7.2.2.   Indemnification - Damages

                  The Party providing Dedicated Employees shall indemnify the other Party and its Affiliates against all claims, losses, damages, or liabilities for personal injury, death or property damage, including related attorney's fees and expenses of any kind whatsoever, to the extent incurred by reason of or to the extent arising out of any acts or omissions of the Alliance Manager or any Dedicated Employee employed by such Party on or off the premises of the other Party.

         7.2.3.   Indemnification - Claims

                  The Party providing Dedicated Employees shall indemnify the other Party and its Affiliates against any claims, losses, damages, liabilities, attorney's fees, or expenses of any kind whatsoever arising from any workmen's compensation or other claim made by a Dedicated Employee



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                                                    Proprietary and Confidential


                  and relating to workmen's compensation or arising out of any act or omission on the part of the Party providing office facilities to a Dedicated Employee of the other Party.

8.       AUDIT RIGHTS

8.1.     Audit

         Each Party may, at any time, but not more than once per calendar year request an audit of the other Party (the "Audited Party"), with respect to services and other deliverables provided under the Alliance Agreements (an "Audit"), including, without limitation, to determine the accuracy and integrity of any of the following:

         8.1.1. The calculation of Alliance Pricing, including the duty to provide MFN Pricing.

         8.1.2.   Access charge adjustments.

         8.1.3.   International pricing adjustments.

         8.1.4. Matters not covered by the pre-bill certification process and an audit of records relating to a Party's call detail.

8.2.     Initiation

         At the request of the Party requesting the audit (the "Initiating Party"), the Finance Committee shall appoint a nationally recognized accounting firm as a third party auditor (the "Auditor") to Audit the Audited Party's books, contracts and records with respect to the matters specified in Section 8.1 (or any other matter as agreed by the Parties), provided that the Initiating Party may not request an Audit on any particular subject more than once per calendar year. The Initiating Party shall request an Audit by giving written notice of such request to the members of the Finance Committee at least 14 days in advance of the Finance Committee Meeting at which the appointment of an Auditor shall be considered, and any such notice shall be sufficient to include such Audit request as an agenda item for such Finance Committee Meeting in compliance with Section 4.7.

8.3.     Engagement of Auditor

         The Parties will agree on the scope and materiality standards aspects of the Audit and jointly instruct the Auditor. The terms of the engagement of the Auditor shall:

         8.3.1. Specifically define the scope of the Audit and materiality standards.



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                                                    Proprietary and Confidential


         8.3.2. Require, in the case of a quantitative evaluation, a valid statistical sampling of any information reviewed.

8.4.     Cooperation

         The Audited Party shall cooperate fully with the Auditor and its representatives in connection with any Audit, providing reasonable access to any and all relevant books and records and causing its employees, accountants and other representatives and agents to cooperate fully with the Auditor.

8.5.     Report

         The Auditor shall provide a copy of its report to both Parties, and the report shall specify the conformity or extent of non-conformity with the Audited Party's obligations under an Alliance Agreement that were the subject of the Audit. The Auditor must keep confidential the names and specific pricing applicable to all other purchasers of similar products and services from the Audited Party. The determination of the Auditor will be final and binding on both Parties.

8.6.     Cost

         The Parties will share equally the cost of the Auditor, provided that
         (1) if the net dollar amount of any identified errors favors the Initiating Party and exceeds three percent (3%) of the total dollar amount of billings covered by the Audit, then the Audited Party shall pay all of the costs of the Audit, and (2) if the net dollar amount of any identified errors does not favor the Initiating Party, then the Initiating Party shall pay all of the costs of the Audit. In the event that the Auditor determines that the Audited Party is not in compliance with its obligations relating to pricing that were the subject of the Audit, the Audited Party will adjust pricing on a retroactive basis in accordance with the findings of the Auditor.

9.       DISPUTE RESOLUTION

9.1.     Disputes.

         The Parties shall attempt in good faith to resolve any controversy, dispute or claim arising out of or relating to any of the Alliance Agreements or the breach, termination, enforceability or validity thereof (collectively, a "Dispute") promptly by negotiation between the Alliance Managers, who shall have authority to settle the Dispute. Either Party may give the other a written notice (a "Dispute Notice") setting forth with reasonable specificity the nature of the Dispute and the identity of any representative in addition to the Alliance Manager who will attend and participate in the meetings at which the Parties will attempt to settle the Dispute. Following the receipt of a Dispute Notice, the representatives of both Parties shall meet as soon as is practicable at a mutually acceptable time and place to negotiate in good faith a settlement of the Dispute, and shall meet thereafter as they reasonably deem necessary.



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9.2.     Referral to CEO

         If the Dispute has not been resolved within 30 days after receipt of the Dispute Notice, then the Dispute shall be referred to the chief executive officer of the ultimate parent corporation of each Party to the Dispute (the "CEO"). The CEOs shall promptly undertake good faith negotiations to settle the Dispute, including meetings in person or by teleconference as the CEOs may reasonably agree.

9.3.     Confidentiality of Negotiations

         All negotiations pursuant to Sections 9.1 and 9.2 shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

9.4.     Arbitration

         If the Dispute has not been resolved within 45 days after the receipt of a Dispute Notice through negotiation or referral to the CEOs as provided above, then the Dispute shall be finally settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then in effect. However, in all events, the arbitration provisions in this Section shall govern over any conflicting rules that may now or hereafter be contained in the AAA rules. The arbitration shall be held in Dallas, Texas, unless the Parties mutually agree to have the arbitration held elsewhere, and judgment upon any award made therein may be entered by any court having jurisdiction in the United States; provided, however, that nothing contained in this Section shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any Dispute hereunder.

9.5.     Arbitrators

         Any such arbitration will be conducted before three (3) arbitrators, one of which shall be chosen by Williams, one of which shall be chosen by SBC, and the third shall be chosen by the other two arbitrators. Each person chosen to serve as an arbitrator shall be a neutral and impartial attorney who has had training and experience as an arbitrator. The decision of a majority of the arbitrators will be the decision of the arbitrators. The arbitrators shall permit such discovery of information related to the Dispute in arbitration as they shall determine is



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         appropriate in the circumstances, taking into account the needs of the
         Parties and the desirability of making discovery expeditious and cost-effective.

9.6.     Costs and Fees

         All fees and expenses of the arbitrators, expenses for hearing facilities and other expenses of the arbitration shall be borne equally by the Parties unless the arbitrators in the award assess such fees and expenses other than equally against the Parties. Each Party shall bear the fees and expenses of its own attorneys and witnesses except to the extent otherwise provided in this Agreement or by law; provided, that if the arbitrators determine that the claim or defense of any Party was frivolous or lacked a reasonable basis in fact or law, the arbitrators may assess against such Party all or part of the fees and expenses of attorneys and witnesses for the other Party.

9.7.     Burden of Proof

         For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

9.8.     Award

         Upon the conclusion of any arbitration proceedings hereunder, the arbitrators will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each Party to this Agreement along with a signed copy of the award.

9.9.     Agreement Controls

         The arbitrators chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of any Alliance Agreement.

10.      CONFIDENTIAL INFORMATION

10.1.    General

         "Proprietary Information" means information which a Party deems proprietary to it and, is of value to that Party and which that Party maintains in confidence. Each Party shall hold in confidence and withhold from third parties (other than as permitted below) any and all Proprietary Information received pursuant to the Alliance and shall use such Proprietary Information only to fulfill its obligations or enforce its rights hereunder and for no other purposes unless the disclosing Party shall otherwise agree in writing.



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                                                    Proprietary and Confidential


10.2.    Obligation to Protect Proprietary Information

         Each Party shall use commercially reasonable efforts to safeguard any Proprietary Information received pursuant to the Alliance from theft, loss or disclosure to others, and to limit access to Proprietary Information to those officers, directors, and employees within the receiving Party's organization, and subcontractors, consultants, investors, advisors, attorneys, service providers, business partners and others who reasonably require access in order to accomplish the aforesaid purposes. Proprietary Information shall be protected hereunder only if it is in written or other permanent form and identified as proprietary when provided. Any such information in other than written or other permanent form when disclosed shall be considered Proprietary Information that is protected hereunder, but only to the extent identified as the originating Party's Proprietary Information at the time of original disclosure and thereafter summarized in a written form which clearly and conspicuously identifies the Proprietary Information. Such summary shall be transmitted by the originating Party to the receiving Party within thirty (30) days of the nonwritten disclosure. The receiving Party shall not be liable for unauthorized use or disclosure of any such Proprietary Information if it can establish that the same: (i) is or becomes public knowledge or part of the knowledge or literature within the telecommunications industry without breach of an Alliance Agreement by the receiving Party; (ii) is known to the receiving Party without restriction as to further disclosure when received; (iii) is independently developed by the receiving Party as demonstrated by written records; or (iv) is or becomes known to the receiving Party from a third party who had a lawful right to disclose it without breach of its contractual obligations. Specific Proprietary Information shall not be deemed to be available to the public or in the possession of the receiving Party merely because it is embraced by more general information so available or in the receiving Party's possession.

10.3.    Judicial or Administrative Proceedings

         Should the receiving Party be faced with judicial or administrative governmental action to disclose Proprietary Information received hereunder, said receiving Party shall use commercially reasonable efforts to notify the originating Party in sufficient time to permit the disclosing Party to intervene in response to such action.

10.4.    Loss or Unauthorized Use

         The receiving Party agrees promptly to notify the disclosing Party of the loss or unauthorized use or disclosure of any Proprietary Information.

10.5.    Proprietary Information Exchange Agreements

         Each Party shall ensure that all subcontractors providing Proprietary Information to such Party in connection with the Alliance shall enter into a "Proprietary



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                                                    Proprietary and Confidential


         Information Exchange Agreement" that provides that such Proprietary Information may be disclosed and used by the Parties for the purposes provided in this Article, subject to providing appropriate assurances of confidentiality, but without requiring further permission from or notice to such subcontractor.

10.6.    Nondisclosure Agreements

         Each Party shall have any third party person or entity to whom it provides the Proprietary Information of the other agree in writing to be bound to protect such Proprietary Information on the same conditions as set forth herein.

10.7.    Termination

         Upon termination of the Alliance for any reason, the Parties shall cease use of all Proprietary Information furnished by the other Party and shall, at the direction of the furnishing Party, return to or destroy all such Proprietary Information, together with all copies made hereof, except to the extent that the receiving Party retains a license to use such Proprietary Information. Upon request, the receiving Party shall send the other Party a destruction certificate.

10.8.    Irreparable Injury by Disclosure to Competitors

         Specifically, but without limiting the foregoing, each Party agrees and acknowledges that the disclosure by a Party of any Proprietary Information to any competitor of a Party could cause irreparable harm to such Party, and agrees not to make such a disclosure. Each Party shall have the right to enforce the provision of this Article by injunctive relief, including specific performance. Personnel of one Party or its Affiliates present at the premises of the other Party or its Affiliates shall refrain from obtaining access to information that is proprietary to the customers of the other Party or its Affiliates. Such personnel shall comply with the other Party's or its Affiliates' reasonable measures established to restrict such access.

10.9.    Survival of Nondisclosure Obligations

         The obligations set forth in this Section 10 shall survive the termination of this Agreement for two years.


11.      ADDITIONAL COVENANTS

11.1.    Insurance

         At all times during the term of the Alliance, each Party shall carry and maintain workers' compensation and employer's liability insurance adequate to insure fully against losses or damages to SBC's or Williams' personnel, customers, property or other contractor's personnel or property caused by their respective activities. If requested, each Party will furnish to the other certificates of insurance or other

                                                    Proprietary and Confidential


         appropriate documentation (including evidence of renewal of insurance) evidencing all coverage referenced above and naming the Company as an additional insured. Each Party will furnish the other notice of the expiration of cancellation of any insurance policy required pursuant hereto.

11.2.    No Solicitation

         During the term of the Alliance and for a period of twelve months thereafter, neither Party nor such Party's Affiliates shall, directly or indirectly, for itself or on behalf of any other person, induce or attempt to induce any employee of the other Party's Affiliates engaged in Alliance activities to leave his or her employment. However, general employment advertisements in media of general or industry specific circulation shall be permissible.

12.      TERMINATION AND TRANSITION

12.1.    General

         While the Parties intend to develop a long term relationship, under the following circumstances, the Alliance may be terminated in whole or in part.

         12.1.1.  Termination By SBC

                  SBC may, but shall not be obligated to, terminate all or part of the Alliance or all or certain aspects of the Alliance Agreements or seek other remedies set forth in Sections 12.2 through 12.5:

                  12.1.1.1. If Williams begins to offer retail long distance voice transport [or local exchange services], provided that such right to terminate or seek other remedies shall not come into effect if any one of the following exceptions apply: ****

                  12.1.1.2. If Williams breaches any Alliance Agreement in a manner that has a material adverse effect on the commercial value of the Alliance to SBC;

                  12.1.1.3. If, without the prior consent of SBC, through merger or acquisition or other means, there is a change in the Control of Williams. "Control" means the possession, directly or indirectly,



------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                                                    Proprietary and Confidential


                            of the power to direct or cause the direction of the management and policies by one person or entity or a group of related persons or entities acting in concert; provided, however, that the legal or beneficial ownership, directly or indirectly by one person or entity or a group of related persons or entities acting in concert, of more than fifty percent (50%) of the voting stock for the election of directors of a party shall always be deemed Control; or

                  12.1.1.4. If regulatory authorities fail to approve (or
                            impose unaccepted material adverse conditions on the approval of) the Ameritech Merger or if the Agreement and Plan of Merger is terminated by SBC or Ameritech; or

                  12.1.1.5. If SBC acquires Control of an entity which is or owns a facilities-based nationwide interLATA telecommunications carrier and determines not to sell the long distance transport assets to Williams in accordance with Section 12.7.

         12.1.2.  Termination By Williams

                  Williams may, but shall not be obligated to, terminate all or part of the Alliance or all or certain aspects of the Alliance Agreements or seek other remedies set forth in Sections 12.2 through 12.5:

                  12.1.2.1. If SBC breaches any Alliance Agreement in a manner that has a material adverse effect on the commercial value of the Alliance to Williams; or

                  12.1.2.2. If, without the prior consent of Williams, through merger or acquisition or other means, there is a change in the Control of SBC.

         12.1.3.  Timing

                  The Party having the right to terminate shall exercise its termination right within a reasonable period of time, but in no event more than 180 days from actual notice of the event or circumstances permitting termination by such Party.

12.2.    Negotiations

         Should any of the circumstances outlined in Section 12.1 occur, the Parties will consider and negotiate terms under which they may terminate any or all of the Alliance Agreements or certain aspects of them. The following principles shall govern such negotiations:

                                                    Proprietary and Confidential


         12.2.1.  Primary User

                  If a Supplied Party represents at least 75% of the usage of an asset or facility of the Supplying Party or, in the case of assets or facilities under construction by the Supplying Party, the Supplied Party represents 75% of the intended usage of such asset or facility, then the Supplied Party shall be entitled to purchase that telecommunications asset or facility (including electronics, but excluding fiber) previously constructed or under construction at a price equal to its then current net book value.

         12.2.2.  IRUs

                  SBC shall be entitled to acquire IRUs with benefit of all transport upgrades in the transport elements of the Williams network at a price to be specified in the TSA.

         12.2.3.  Migration

                  Each Party shall cooperate to accomplish any necessary migration of the other Party's data and voice traffic to a third party's network upon reasonable terms and conditions.

         12.2.4.  Intention

                  It is not the Parties' intent that all of these remedies apply to each Section 12.1 event, but only that the Parties will negotiate which of these remedies apply to the Section 12.1 event. Further, Williams will not be permitted to purchase any local access or exchange assets from SBC. Any purchase price paid pursuant to Sections 12.2.1 and 12.2.2 will not itself be considered a Transition Cost for the purposes of Section 12.3, but may be considered as a factor in the calculation of usage related Transition Costs pursuant to Section 12.4.

12.3.    Compensation

         Should events in Section 12.1.1.1, 12.1.1.2, or 12.1.1.3 occur and cause SBC to withdraw, Williams will compensate SBC for all costs SBC incurs in terminating any Alliance Agreement, including, without limitation, SBC's costs to transition to a new network and the increased costs of using such new network ("SBC Transition Costs"). Should the events in Section 12.1.1.4 or 12.1.1.5 occur and cause SBC to withdraw or the events in Section 12.1.2.1 or 12.1.2.2 occur causing Williams to withdraw, SBC will compensate Williams for all costs Williams incurs in terminating any Alliance Agreements including, without limitation, the increased costs of the network facilities remaining with Williams due to the loss of SBC traffic ("Williams Transition Costs"). The one-time charges each Party may charge the other as Transition Costs are specified in the Alliance Agreements. There will be a $200,000,000 cap on SBC Transition Costs

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                                                    Proprietary and Confidential


         and on Williams Transition Costs, respectively. In no event, will the actual Transition Costs paid by either Party ever exceed this amount.

12.4.    Usage Related Transition Costs

         For usage-related Transition Costs, SBC's costs of using a new network and Williams' increased costs of its remaining network will be measured over an 18 month period. For the first six months of the eighteen month period, the traffic volume for each month will be calculated by reference to the monthly average of SBC traffic over Williams' network facilities for the immediately previous six month period ("Base Load"). For the second six month period, the traffic for each month will be fifty (50%) of the Base Load. For the final six month period, the traffic for each month will be twenty five percent (25%) of the Base Load. For example, if SBC's transportation cost due to the termination of the Alliance should increase by $.01, then this $.01 will be multiplied by the Base Load for each of the first six months, by 50% of the Base Load for each of the next six months and by 25% of the Base Load for each of the last six months. Similarly, if Williams' transportation cost should increase by $.01 due to the loss of the SBC traffic, then a similar calculation would be performed.

12.5.    Application to All Agreements

         Notwithstanding anything to the contrary in Sections 12.1, 12.2 and 12.3, when all of the Alliance Agreements other than the TSA terminate, either Party shall have the right to exercise rights set forth in
         Section 12.2.1, 12.2.2 or 12.2.3.

12.6.    Section 271 Authorization


          At any time after SBC (or its Affiliate) receives authorization under
          Section 271 of the Act to provide interLATA services in a particular In-region State, SBC shall be entitled to purchase at net book value all assets owned by Williams which are primarily used for voice or data switching by SBC as the Supplied Party and which SBC is legally authorized to own and operate pursuant to the Act in that state. This option shall be exercisable by SBC within one (1) year of the receipt of authority under ss. 271 of the Act for the particular state. Williams shall not be required to transfer ownership of the voice or data switching assets identified by SBC for a period of up to one year after receipt of SBC's notice exercising the option in order that Williams can migrate traffic, secure replacement assets and complete other transition activities necessitated by sale of the voice or data switching assets to SBC. Nevertheless, Williams agrees to exercise commercially reasonable efforts to complete the transition activities as soon as possible to allow the transfer of the voice or data switching assets to SBC as soon as is practicable. For the sake of clarity, this Section 12.6 shall not be construed to give SBC any right to acquire fiber, IRUs, or any other transport facilities owned by Williams.

                                                    Proprietary and Confidential


12.7.    Long Distance Transport Assets

         If SBC acquires Control of a nationwide interLATA telecommunications carrier, SBC agrees to evaluate whether the objectives of attaining Alliance Pricing and efficiencies have been achieved under the Alliance Agreements. If they have and SBC determines that the sale of the long distance transport assets of such carrier to Williams would also support the achievement of these objectives, the Parties agree to enter into good faith negotiations concerning the sale of the long distance transport assets to Williams.

12.8.    Regulatory Frustration

         In the event of any action or failure to act by any regulatory authority that has the effect of materially frustrating or hindering the purpose of one or more of the Alliance Agreements or the ability of the Parties to compete successfully by means of the Alliance, the Parties will meet (i) to reevaluate the benefits of the Alliance, (ii) to determine whether, and to what extent, the Alliance may be continued, and (iii) to negotiate in good faith regarding reasonable terms and conditions for any termination of any of the Alliance Agreements or revisions to the Alliance relationship. If the Parties can not reach agreement on the terms and conditions under which the Alliance should continue, either Party shall have the right to terminate the Alliance Agreement which was the subject of such action or failure to act by such regulatory authority, pursuant to the principles set forth in Section 12.2 insofar as they are applicable. The Parties understand and agree that, prior to SBC's receipt of authorization under Section 271 of the Act, there are significant restraints on the ability of the Parties to engage in cooperative marketing and sales activities, and such restraints as they exist on the date of this Agreement shall not be deemed to be an event that materially frustrates or hinders the purpose of the Alliance within the meaning of this Section 12.8.

13.      REPRESENTATIONS AND WARRANTIES OF SBC

         SBC hereby represents and warrants to Williams as follows:

13.1.    Organization, Standing and Authority.

         SBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SBC, and each of its Affiliates executing an Alliance Agreement, has all requisite corporate power and authority to enter into the Alliance Agreement(s) to which it is a party and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by SBC and its Affiliates to authorize the execution, delivery and performance of the Alliance Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly and properly taken. Each of the Alliance Agreements to which it is a party has been

                                                    Proprietary and Confidential


         duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

13.2.    No Violation

         The execution and delivery by SBC and its Affiliates of the Alliance Agreements to which it is a party and the consummation of the transactions contemplated thereby and compliance with the terms thereof will not, (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws of any of them, or the comparable organizational documents of any of them, (ii) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of SBC and its Affiliates to consummate the material transactions contemplated by the Alliance Agreements or (iii) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, rule or regulation applicable to SBC or any of its Affiliates or to the property or assets of SBC or any of its Affiliates, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect.

13.3.    Consents and Approvals

         Except as set forth in any Alliance Agreement, no consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any domestic or foreign court, administrative or regulatory agency or commission or other governmental authority or instrumentality (each, a "Governmental Entity") is required to be obtained or made by or with respect to SBC or any of SBC's Affiliates in connection with the execution and delivery of the Alliance Agreements or the consummation of the transactions contemplated thereby.

14.      REPRESENTATIONS AND WARRANTIES OF WILLIAMS

         Williams hereby represents and warrants to SBC as follows:

14.1.    Organization, Standing and Authority

         Williams is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Williams has all requisite corporate power and authority to enter into the Alliance Agreements and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by Williams to authorize the execution, delivery and performance of the Agreement and the Alliance Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly and properly taken. Each of the Alliance Agreements has been duly executed

                                                    Proprietary and Confidential


         and delivered by Williams and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

14.2.    No Violation

         The execution and delivery by Williams of the Alliance Agreements to which it is a party do not, and the consummation of the transactions contemplated thereby and compliance with the thereof will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws of Williams, (ii) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of Williams to consummate the material transactions contemplated by the Alliance Agreements or (iii) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, rule or regulation applicable to Williams or to the property or assets of Williams, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect.

14.3.    Consents and Approvals

         Except as set forth in any Alliance Agreement, no consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Williams in connection with the execution and delivery of the Alliance Agreements or the consummation of the transactions contemplated thereby.

15.      GENERAL PROVISIONS

15.1.    Further Agreements

         Further agreements to implement the Alliance may be appropriate. Therefore, upon reasonable request of a Party, the Parties shall meet and negotiate in good faith to determine if additional Alliance agreements are appropriate and the terms and conditions of any such agreements.

15.2.    Assignment

         Neither Party may assign nor delegate any of its rights or obligations under this Agreement without the consent of the other Party, provided that each Party may assign this Agreement to any Affiliate, so long as such assigning Party guarantees the Affiliate's performance.

                                                    Proprietary and Confidential


15.3.    Termination of MOU

         The Memorandum of Understanding dated December 12, 1998 by and between SBC Operations, Inc. and Williams Communications, Inc. is terminated and shall be of no further force and effect.

15.4.    Force Majeure

         If either Party's performance of this Agreement or any obligation (other than the obligation to make payments for services rendered under one of the Alliance Agreements) hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, power outages, cable cuts, storm or other similar occurrence including rain fade or other atmospheric conditions, any law, order, regulation, direction, action or request of the United States Government or national, state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority, or by national emergencies, insurrections, riots, wars, acts of terrorism, strikes, lockouts or work stoppages or other labor difficulties, supplier failures, shortages, breaches or delays, then the Party affected by such force majeure event (the "Affected Party") shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference. The Affected Party shall use commercially reasonable efforts under the circumstances to avoid and remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes cease. Notwithstanding the foregoing, a power outage or a cable cut shall not excuse the Affected Party from liability to the other Party or its customers pursuant to any Alliance Agreement, provided that the Affected Party shall not be liable for any damages arising from the failure of the other Party to undertake commercially reasonable efforts in accordance with past practices to mitigate damages resulting from the cable cut or power outage.

15.5.    Third Party Warranties

         Each Party shall enforce any rights, warranties, licenses, terms and conditions and other benefits accruing to it under each of its agreements with third parties participating in or providing equipment, software or other services used in connection with the provision of services under the Alliance Agreements wherever and whenever such Party's failure to enforce any such rights, warranties, licenses, terms, conditions and other benefits could materially impair its ability to provide such services in accordance with the terms and conditions of the Alliance Agreements.

15.6.    Costs and Expenses

         Except as otherwise specifically agreed to by the Parties in writing, each Party will be responsible for its own expenses arising under this Agreement.

                                                    Proprietary and Confidential


15.7.    Amendment

         No amendment of this Agreement shall be valid or binding on the Parties unless such amendment shall be in writing and duly executed by an authorized representative of each Party.

15.8.    Headings

         Headings contained herein shall in no way limit the subject matter they introduce and shall not be used in construing this Agreement.

15.9.    Publicity

         Neither Party shall make a public announcement about this Agreement or the Parties' discussions related to any aspect of it without the written consent of the other Party. Either of the Parties may at anytime make announcements which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the Party so required to make the announcement, promptly upon learning of such requirement, notifies the other Party of such requirement and discusses with the other Party in good faith that exact wording of any such announcement.

15.10.   Execution

         This Agreement shall be executed in two duplicate copies, one for each Party, each of which copies shall be deemed an original.

15.11.   Term

         Unless otherwise specified in this Agreement, and except for those provisions which by their nature should survive the termination of this Agreement (including without limitation Sections 8 and 9 hereof), this Agreement shall survive so long as any other Alliance Agreement is in force and effect.

15.12.   Limitation of Liability

         Except to the extent expressly set forth in one of the Alliance Agreements, neither Party, nor its officers, employees, agents, partners, Affiliates or subcontractors shall be liable to the other Party, its officers, employees, agents, partners, Affiliates or subcontractors for claims for incidental, indirect, consequential, exemplary, punitive, or other special damages, including, but not limited to, damages for a loss of profits or opportunity costs, connected with or resulting from any performance or lack of performance under any Alliance Agreement regardless of whether a claim is based on contract, warranty, tort (including negligence), theory of strict liability, or any other legal or equitable principle.

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                                                    Proprietary and Confidential


15.13.   Relationship of Parties

         The Alliance Agreements individually or in the aggregate shall not be construed to create a partnership, joint venture, or any other form of legal entity.

15.14.   Notices

         Any notice, request, instruction or other document to be given hereunder by any Party to any other Party under any section of this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by telex or facsimile, the next day if by express mail or three days after being sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or at such other address for a Party as shall be specified by like notice provided that such notice shall be effective only after receipt thereof):

         If to SBC:             SBC Operations, Inc.
                                530 McCullough
                                San Antonio, TX 78215
                                Attn: J. Michael Turner, President
                                Fax:        210-886-3015
                                Telephone:  210-886-3000


         with a copy            SBC Operations, Inc.
         (which shall           530 McCullough
         not constitute         San Antonio, TX 78215
         notice) to:            Attn: Alfred G. Richter, Jr.,
                                      General Counsel - Operations
                                Fax:        210-886-3503
                                Telephone:  210-886-3500


         If to Williams:        Williams Communications, Inc.
                                One Williams Center, Suite 26-B
                                Tulsa, OK 74172
                                Attn: Contract Administration
                                Fax:        918-573-6578
                                Telephone:  918-573-6277

         with a copy            Williams Communications, Inc.
         (which shall           One Williams Center, Suite 4100
         not constitute         Tulsa, OK 74172
         notice) to:            Attn: General Counsel
                                Fax:        918-573-3005
                                Telephone:  918-573-4205



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                                                    Proprietary and Confidential


15.15.   Severability

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, it being the intent of the Parties to maintain the benefit of the bargain for both Parties.

15.16.   Governing Law

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

15.17.   Rules of Construction

         Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Schedule or Exhibit is a reference to a Section of this Agreement or a Schedule or Exhibit hereto, and the terms "this Agreement," "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Parties to this Agreement do not intend that any other Person shall obtain any rights as third party beneficiaries of this Agreement.

15.18.   Provisions Applicable to Other Alliance Agreements

         Sections 2, 8, 9, 10, 13, 14, and 15 (except for subsections 15.11 and 15.14) of this Agreement shall apply and be deemed incorporated into the other Alliance Agreements.

                                                    Proprietary and Confidential


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized representatives.

SBC COMMUNICATIONS INC.                   WILLIAMS COMMUNICATIONS, INC.



/s/                                       /s/ KEITH E. BAILEY
--------------------------------------    --------------------------------------
Signature of Authorized Representative    Signature of Authorized Representative

                                          KEITH E. BAILEY
--------------------------------------    --------------------------------------
Printed Name                              Printed Name

--------------------------------------    --------------------------------------
Title                                     Title

                                   EXHIBIT A




                 [FLOWCHART DEPICTING TRANSPORT AND MIGRATION]

                                                                       EXHIBIT B

WILLIAMS:



THIRD PARTY                  DATE AGREEMENT                  DESCRIPTION
                           SIGNED OR EFFECTIVE

National                  December 31, 1998         Alliance agreement whereby NTL is
Transcommunications                                 preferred vendor of video circuits in
Limited                                             Europe. As part of Alliance, Vyvx will
                                                    not sell transatlantic video services or video
                                                    services using Intelsat 57 East outside of the
                                                    Alliance's joint provision of those services.

---------------------------------------------------------------------------------------------------
Winstar Wireless, Inc.    December 17, 1998         Wireless fiber IRU
                                                    agreement whereby Williams
                                                    acquired capacity equivalent
                                                    to 2% of Winstar's local
                                                    access capability which
                                                    capacity Williams can
                                                    resell.
---------------------------------------------------------------------------------------------------
Unidial Communications,   October 2, 1998           Pursuant to Paragraph 5.1(h) of Preferred
Inc.                                                Stock Purchase Agreement between Williams
                                                    Communications, Inc. and Unidial Holdings,
                                                    Inc., Williams Communications Solutions, LLC
                                                    and UniDial Communications, Inc. entered into
                                                    a Service Agreement (a non-exclusive agency
                                                    agreement) for WCS to market UniDial's
                                                    telecommunications services in the U.S.
---------------------------------------------------------------------------------------------------
Northern Telecom, Inc.     September 23, 1993       Basic Supply Agreement and related Product
                           (base agreement)         and Pricing Attachments for fiber, transmission
                                                    products and telecommunications switching
                                                    products.
---------------------------------------------------------------------------------------------------
ICG Access Services,       April 1, 1996            Local Access Agreement establishing ICG as
                                                    Inc. preferred vendor for access between Vyxx
                                                    Television Switching Centers (video) and
                                                    customer premises.
---------------------------------------------------------------------------------------------------
Concentric Network         July 25, 1997            Agency Agreement for Williams to market
Corporation                (base agreement)         Concentric's telecommunications services in
                                                    the U.S.
---------------------------------------------------------------------------------------------------


Concentric Network        July 25, 1997             Reseller Agreement for Williams to resell
Corporation               (base agreement)          Concentric's telecommunications services
                                                    in the U.S.
---------------------------------------------------------------------------------------------------
Northern Telecom, Inc.    April 30, 1997            Limited Liability Company Agreement, 4-30-97,
                                                    between Williams Communications Group, Inc.
                                                    and Williams Communications Solutions, LLC ("WCS")
                                                    shall focus on sales of Nortel products at or
                                                    above a percentage threshold of its sales. If WCS
                                                    fails to hit this threshold for two years in a row,
                                                    Nortel can put, and Williams can call, Nortel's
                                                    interest in WCS to be purchased by Williams.
---------------------------------------------------------------------------------------------------
Bell Atlantic Network     Renewal Effective         Marketing agreement for telephone company retail
Services, Inc.            1-1-99                    services in entire Bell Atlantic area.
---------------------------------------------------------------------------------------------------
SBC                       Effective 3-1-98          Authorized sales representative agreement in
                                                    SBC's core five-state area.
---------------------------------------------------------------------------------------------------
U.S. West                 Renewal Effective         Strategic partner sales agreement to market U.S.
Communications, Inc. -    1-1-99                    West's data and telecommunications services in
Federal Services                                    Arizona.
---------------------------------------------------------------------------------------------------
Pacific Bell              Renewal Effective         Authorized sales representative agreement in
                          1-1-99                    California.
---------------------------------------------------------------------------------------------------
Bell South                Application pending       Authorized sales representative agreement.
---------------------------------------------------------------------------------------------------


SBC:


THIRD PARTY                  DATE AGREEMENT                  DESCRIPTION
                           SIGNED OR EFFECTIVE

Concentric                MOU signed 10/98          SBC will rebrand and sell CNC
                                                    internet based services.
---------------------------------------------------------------------------------------------------
Lucent                    Initial Agreement         Southwestern Bell will be a distributor for
                          signed 5/97.              Lucent's key systems
---------------------------------------------------------------------------------------------------
Lucent                    Initial Agreement         Southwestern Bell will exclusively
                          signed 3/97.              Lucent's PBX line of products.
---------------------------------------------------------------------------------------------------



Lucent                    Initial Agreement           Pacific Bell will exclusively refer sales
                          signed 6/98.                leads to Lucent for PBX sales opportunities.
---------------------------------------------------------------------------------------------------
IBM                       Initial Agreement           Third party serves as a Global Service
                          signed 11/97.               Provider for SBC Internet Services.
---------------------------------------------------------------------------------------------------
Digex                     Initial Agreement           Third party serves as a Global Service
                          signed 7/97.                Provider for SBC Internet Services.
---------------------------------------------------------------------------------------------------
Sprint                    Initial Agreement           Third party serves as a Global Service
                          signed 4/97.                Provider for SBC Internet Services.
---------------------------------------------------------------------------------------------------
Lucent                    Agreement effective         Digital network deployment contract for
                          5/98.                       Southwestern Bell, Pacific Bell and Nevada
                                                      Bell to purchase switch-related hardware,
                                                      software to support new growth.
---------------------------------------------------------------------------------------------------
Nortel                    Agreement effective         Digital network deployment contract for
                          7/98.                       Southwestern Bell, Pacific Bell and Nevada
                                                      Bell to purchase switch-related hardware,
                                                      software to support new growth.
---------------------------------------------------------------------------------------------------
China-US Cable            Agreement signed            Consortium of cooperative agreements between
                          12/97.                      US and foreign carriers to build capacity
                                                      between the US and Asia.
---------------------------------------------------------------------------------------------------
Japan-US Cable            Agreement signed            Consortium of cooperative agreements between
                          7/98.                       US and foreign carriers to build capacity
                                                      between the US and Asia.
---------------------------------------------------------------------------------------------------